Exhibit 10.243

AGREEMENT

This Agreement (the “Agreement”), dated the 27th day of April, 2007, by and between Pharmaceutical Product Development, Inc., a North Carolina corporation (“PPD”), and Linda Baddour (“Employee”).

WHEREAS, PPD and Employee are parties to that certain Employment Agreement dated May 16, 2002 (the “Employment Agreement”); and

WHEREAS, Employee has resigned her employment with PPD and, in connection therewith, the parties desire to enter into this Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and considerations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Termination of Employment Agreement. The Employment Agreement shall be deemed terminated as of the close of business on May 31, 2007 (the “Termination Date”). Subject to compliance with the Employment Agreement and this Agreement, the Employment Agreement shall remain in full force and effect from the date hereof through the Termination Date, and PPD will continue to pay for and provide to Employee the salary and benefits under Article 3 of the Employment Agreement through the Termination Date.

2. Consulting Services. Employee agrees to be available to consult with PPD upon reasonable request for a period of six months after the Termination Date. In consideration for providing these consulting services, PPD will continue to pay Employee her base salary and benefits in effect on the Termination Date, beginning on the day immediately following the Termination Date and continuing until the earlier of November 30, 2007 or the date on which Employee becomes employed full-time elsewhere. If Employee becomes employed full-time prior to November 30, 2007, Employee shall promptly notify the Company thereof in writing.

3. Rights and Obligations. From and after the Termination Date, neither party hereto shall have any rights or obligations under the Employment Agreement, except that the Company shall pay Employee for any remaining accrued and unused vacation time as of the Termination Date. Employee acknowledges and agrees that the Proprietary Information and Inventions Agreement dated May 15, 2002 executed by Employee shall not be affected by the termination of the Employment Agreement and shall continue in full force and effect in accordance with the terms thereof. Notwithstanding anything to foregoing herein contained, in the event Employee becomes full-time employed elsewhere, all compensation and benefits payable under the Employment Agreement, including Article 3 thereof, and the payments under Section 2 of this Agreement shall terminate as of the initial date of such employment.

4.	Miscellaneous.

a. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and except as set forth herein supersedes all prior agreements, written or oral, with respect to that subject matter, and may not be altered or amended except by writing signed by the parties.

b. The Company and Employee agree that they shall make no negative or disparaging statements regarding the other or their affiliates.

c. This Agreement shall be governed by the laws of State of North Carolina.

d. This Agreement shall inure to the benefit of and be binding upon the PPD, Employee and their respective heirs, successors, assigns and personal representatives.

e. The parties agree that any dispute under this Agreement or the Employment Agreement shall be submitted to arbitration pursuant to Section 6.8 of the Employment Agreement.

f. Any notices required or permitted to be given under this Agreement shall be given in accordance with Section 6.9 of the Employment Agreement.

g. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first hereinabove set forth.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

By:	/s/ Fredric N. Eshelman
Name:	Fredric N. Eshelman
Title:	Chief Executive Officer

/s/ Linda Baddour
Linda Baddour